CSFB04-AR03 - Price/Yield - I-A-1 @ 101-08

08-Mar-04

Balance	[Contact Desk]	Delay	24	Formula	See Below*	WAC(1)	5	WAM(1)	358
Coupon	3.478	Dated	3/1/2004	NET(1)	4.211	WALA(1)	2
Settle	3/31/2004	First Payment	4/25/2004

* PAYS GROUP NET WAC LESS [0.7330%] THROUGH MONTH 33, THEN NET WAC LESS [0.1400]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.9678]%

RUN TO EARLIEST OF BALLOON IN MONTH 33 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
101-04	2.820	2.768	2.746	2.710	2.685	2.646	2.573	2.492	2.400	2.295
101-04+	2.813	2.760	2.738	2.702	2.676	2.636	2.563	2.481	2.388	2.282
101-05	2.805	2.752	2.729	2.693	2.667	2.627	2.553	2.469	2.376	2.268
101-05+	2.798	2.744	2.721	2.684	2.658	2.617	2.542	2.458	2.363	2.255
101-06	2.790	2.736	2.712	2.675	2.649	2.608	2.532	2.447	2.351	2.241
101-06+	2.783	2.728	2.704	2.666	2.640	2.598	2.522	2.435	2.339	2.228
101-07	2.775	2.720	2.696	2.658	2.631	2.589	2.511	2.424	2.326	2.214
101-07+	2.768	2.712	2.687	2.649	2.622	2.579	2.501	2.413	2.314	2.201
101-08	2.760	2.704	2.679	2.640	2.613	2.570	2.491	2.402	2.302	2.187
101-08+	2.753	2.695	2.671	2.631	2.604	2.560	2.480	2.390	2.289	2.174
101-09	2.745	2.687	2.662	2.623	2.595	2.551	2.470	2.379	2.277	2.161
101-09+	2.738	2.679	2.654	2.614	2.586	2.541	2.460	2.368	2.265	2.147
101-10	2.730	2.671	2.646	2.605	2.577	2.532	2.449	2.357	2.253	2.134
101-10+	2.723	2.663	2.637	2.596	2.568	2.522	2.439	2.345	2.240	2.120
101-11	2.715	2.655	2.629	2.588	2.559	2.513	2.429	2.334	2.228	2.107
101-11+	2.708	2.647	2.621	2.579	2.550	2.503	2.418	2.323	2.216	2.093
101-12	2.700	2.639	2.612	2.570	2.541	2.494	2.408	2.312	2.204	2.080

WAL	2.16	2.00	1.94	1.84	1.78	1.69	1.55	1.42	1.30	1.18
Principal Window	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06	Apr04 - Dec06
Principal # Months	33	33	33	33	33	33	33	33	33	33

LIBOR_6MO	1.150	1.150	1.150	1.150	1.150	1.150	1.150	1.150	1.150	1.150
LIBOR_1YR	1.300	1.300	1.300	1.300	1.300	1.300	1.300	1.300	1.300	1.300
CMT_1YR	1.158	1.158	1.158	1.158	1.158	1.158	1.158	1.158	1.158	1.158

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

PRELIMINARY - SUBJECT TO CHANGE